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                                                                   EXHIBIT 10.48

                              EMPLOYMENT AGREEMENT

This AGREEMENT is made and entered into as of the 1st day of January 1999, by and between PARAVANT INC., a Florida corporation (the "Company") and KEVIN
     J. BARTCZAK, (the "Employee").

WHEREAS, the Company desires to obtain the benefit of the services of the Employee, and the Employee desires to render such services on the terms and conditions hereinafter set forth; and,

WHEREAS, the Company and the Employee desire to provide limited protection of the Employee's employment in the event of a change in ownership of the Company by virtue of a sale, merger by the Company into, or the combination with, another corporation or other form of takeover wherein the new ownership may terminate the employee without cause.

NOW, THEREFORE, the Parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

1. Termination of Prior Agreement. Upon the execution of this Agreement, all prior employment agreements between the Employee, and the Company or any of its affiliates, subsidiaries, and predecessor constituent corporations are terminated and of no further force and effect.

2. Term of Employment. Subject to the terms and conditions hereinafter set forth, the Company hereby enters into the employment of the Employee, or any of subsidiary or affiliate of the Company, as the Company shall, from time to time, select, for an employment term commencing on the date of execution of this Agreement and terminating on 31 December 2000. The period during which the Employee is employed pursuant to this Agreement is hereinafter called the "Term of Employment." The Term of Employment will normally be submitted to the Board of Directors, at the first board meeting each fiscal year, for the succeeding calendar year, for review and updates of terms and conditions.

3. Scope of Employment. During the Term of Employment, the Employee shall be employed as an officer of the Company with duties and responsibilities commensurate with those of Vice President, Chief Financial Officer, and Treasurer of Paravant Inc. In addition, the Employee shall well and faithfully render and perform such other executive and managerial services, as may be assigned to him, from time to time, by or under the authority of the Board of Directors of the Company or of any subsidiary or affiliate of the Company. If, for any reason, the Employee ceases to occupy the role of Vice President, Chief Financial Officer, and Treasurer of the Company, the Employee's duties and responsibilities will be commensurate with those of Vice President, Chief Financial Officer of Paravant Computer Systems Business Unit. The Employee's duties and responsibilities must regularly be performed in Melbourne, Florida or within a 25-mile radius thereof. The Employee will devote his full time and efforts to the business and affairs of the Company, or such subsidiary, or affiliate as now or hereafter conducted, and shall be at all times subject to the direction and control of the Board of Directors of the Company or such subsidiary or affiliate. The Employee shall render such services which are in accordance with his utmost abilities and shall use his best efforts to promote the interests of the Company and subsidiaries and affiliates. The Employee will not




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     engage in any capacity or activity which is, or may be, contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company and its subsidiaries and affiliates.

4. Compensation. As full compensation for all services provided for herein, including without limiting the generality of the foregoing, all services to be rendered by the Employee as an officer or director of the Company or of any subsidiary or affiliate of the Company, the Company will pay, cause to be paid, to the Employee, and the Employee will accept, a salary, during the Term of Employment, at a minimum annual rate of One Hundred and Twenty-One Thousand Dollars ($121,000) to be paid in regular installments in accordance with the Company's usual paying practices. Such payments will be subjected to such deductions by the Company as the Company is from time to time required to make pursuant to law, government regulations or order or by agreement with, or consent of, the Employee. The Board of Directors shall have the authority to increase the Employee's salary, at its discretion from time to time, and the Board of Directors also shall have the authority to enhance any bonus or other forms of compensation to the Employee.

5. Expenses. The Employee shall be entitled to reimbursement by the Company for reasonable expenses actually incurred by him on its behalf in the course of his employment by the Company, upon the presentation by the Employee, from time to time, of an itemized account of such expenditures, together with such vouchers and other receipts as the Company may request.

6. Vacation. The Employee shall be entitled to vacations in accordance with the Company's prevailing policy for its operating executives.

7. Benefits. The Employee shall be entitled to participate in all group life insurance, medical and hospitalization plans, and pension, stock option and profit sharing plans as are presently being offered by the Company or which may hereafter during the Term of Employment be offered by the Company generally to its operating executives.

8. Payments on Death or Disability. In the event that the Employee shall die or become disabled during the Term of Employment or any renewal thereof, the Company shall pay to his heirs in the case of his death, or to him or his guardian, in case of his disability, a lump sum payment equal to 6 months of compensation due to him at that time hereunder or equal monthly installments covering such 6 months compensation at the discretion of the Employee, his or her guardian, whatever the case may be. For purposes of this Agreement, disability of the Employee shall have occurred if (a) the Employee shall become physically or mentally incapable of properly performing his services to the Company as provided hereunder excluding infrequent and temporary absences due to ordinary illnesses, (b) such incapacity shall exist or be reasonably expected to exist for more than 90 days in the aggregate during any 12 consecutive months covered hereunder or in any renewals hereof, and (c) either the Employee or the Company shall have given the other 30 days written notice of his or its intention to terminate the Employee's active employment by the Company due to such disability. For purposes of this Agreement, the Employee shall on or immediately after executing this Agreement provide the Company with a written list of his heirs in order of preference regarding death payment benefits hereunder. This list may be altered and changed from time to



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     time by the Employee by giving written notice of such changes or new list thereof to the Company as provided herein.

9. Severance. In the event that the Employee's employment with the Company is terminated thereby 'without cause,' which includes any Company or Board action contrary to the Employee's scope of employment as set forth in Paragraph 3, during the Term thereof, the Employee shall be entitled to, as severance hereunder, one year's full salary, and the Employee shall also be entitled to 6 months benefits as provided for and paid out in the manner specified herein. Termination for cause shall include Employee's failure to perform his duties hereunder, his conviction of a felony, alcoholism, illegal drug abuse, violations of corporate or securities laws or similar infractions.

10. Vesting of Benefits. etc. Upon the effective termination date of the Executive's employment: (a) by the Company without Cause (Paragraph 9), (b) due to Disability (Paragraph 8), or (c) in the case of Change of Control (Paragraph 15):

     (1) The Executive shall become vested immediately in any unvested stock options (other than incentive stock options under a "qualified" plan) that the Executive may have at the time of his termination; and must exercise all stock options within 90 days of termination or forfeit either all unexercised options;

     (2) To the extent, and only to the extent, that the same is permitted by law without thereby disqualifying any plan of the Company or an affiliate that is a "qualified" plan under the Internal Revenue Code or that otherwise enjoys or provides tax benefits to employees under the Internal Revenue Code, the Executive shall become vested immediately in any and all other benefits under each and every benefit plan of the Company or any affiliate and in which the Executive, at the time of his termination, had unvested benefits.

     (3) The company will indemnify and defend the Executive in the same manner and to the same degree as if he was an employee, executive, officer and director of the Company, for all litigation or other actions brought against the Executive originating as a result of association of the Executive with the Company, including but not limited to all claims, liability, damage, loss, expense, attorneys' fees, court costs, judgements, settlements, fines, etc.

11. Covenant not to Compete. During the Term of Employment and for a period of one (1) year after the Term of Employment, the Employee shall not engage, directly or indirectly, within the United States in any business engaged in the design, development, manufacture and sale of rugged computers. For the purpose of this paragraph, the Employee will be deemed, directly or indirectly, engaged in a business if he participates in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, employee, consultant, advisor or agent or if he otherwise controls such business. The Employee shall not, for purposes of this paragraph, be deemed stockholder if he holds less than one (1%) percent of the outstanding shares of any publicly owned corporation engaged in the same or similar business to that of the Company or any of its divisions, subsidiaries or affiliates; provided, however, that the Employee shall not be in a control position with regard to such corporation. In addition, the Employee shall not be in a control position with regard to such corporation. In addition, the Employee shall not at any time, during or after the termination of this



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     Agreement, engage in any business which uses as its name, in whole or in part, "Paravant Inc.," or any other name then used by the Company or any of its affiliates or subsidiaries.

12. Non-Disclosure: Except as may be required by law or with the express permission of the Company's Board of Directors, the Employee will not at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation: (a) the methods of conducting the business of the Company or its subsidiaries or affiliates; (b) a description of any of the methods of obtaining business, or manufacturing or advertising products, or of obtaining customers thereof; and/or (c) any confidential information acquired by him during the course of his employment by the Company, its predecessors, subsidiaries or affiliates, including, without limiting the generality of the foregoing, the names of any new customers or prospective customers of, or any person, firm or corporation, who or which have, or shall have, traded or dealt with (whether such customers have been obtained by the Employee or otherwise) the Company, its predecessors, subsidiaries or affiliates.

13. Inventions. As between the Employee and the Company, all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by the Employee, created, developed, invented or used in connection with the Employee's employment hereunder or prior to this Agreement, will be the sole and absolute property of the Company for any and all purposes whatever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. The Employee will not have, and will not claim to have, under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, processes, discoveries, materials ideals, creations, inventions and properties.

14. Arbitration. Any controversy arising out of or relating to this Agreement shall be resolved by arbitration in the State of Florida pursuant to the rules of the American Arbitration Association then in effect.

15. Change of Control. In the event of a change in the control of the Company by virtue of a sale, merger by the Company into, or the combination with, another corporation or other form of takeover wherein the resulting entity controls thirty-three percent (33%) or more of the voting stock, and there is more than a 50% change in the composition of the Board, then if the Employee is terminated without cause, as contemplated in Paragraph 9, during the first one year following the change of control, the Employee's severance benefits under Section 9 will be increased by 12 months, but in no case will the total severance exceed 2 years base salary.

     Further, at the unilateral discretion of Mr. Bartczak within the first 6 months after the change in control, Mr. Bartczak may resign and receive $121,000 as total severance with no further benefits.

16. Further Instruments. The Employee will execute and deliver all such other further instruments and documents as may be necessary, in the opinion of the Company, to carry out the purposes of this Agreement, or to confirm, assign, or convey to the Company any products, processes, discoveries, materials, ideas, creations, inventions or properties referred to in Paragraph 12 hereof, including the execution of all patent applications.


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17.  Notice. Any written notices required hereunder shall be deemed sufficient if delivered personally or by certified mail to the Employer at its regular business office and to the Employee at his home address on file with the Company.

18. Assignment. A party hereto may not assign this Agreement or any rights or obligations hereunder, without the consent of the other party hereto. Provided, however, that upon the sale or transfer of all or substantially all of the assets of the Company or upon the sale, merger by the Company into, or the combination with, another corporation or other form of takeover, this Agreement will (subject to the provisions of Paragraph 2 hereof) inure to the benefits of and be binding upon the person, firm or corporation purchasing such assets, or the corporation surviving such merger or consolidation or takeover, as the case may be. The provisions of the Agreement are binding upon the heirs of the Employee and upon the successors and assigns of the Company hereto.

19. Waiver of Breach. Waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be constructed as a waiver of any subsequent breach by such other party.

20. Entire Agreement. This instrument contains the entire agreement of the parties as to the subject matter hereof. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

21. Applicable Law. This Agreement shall be constructed in accordance with the laws of the State of Florida.

22. Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgement, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

 PARAVANT INC.

 BY:

/s/    Krishan K. Joshi                                 May 17, 1999
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Krishan K. Joshi, Chairman                                 Date


/s/    Kevin J. Bartczak                                May 17, 1999
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Kevin J. Bartczak, Employee                                Date